UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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    ICOP DIGITAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April    , 2010

Dear Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of ICOP Digital, Inc., to be held on June 3, 2010. The meeting will be held at the Doubletree Hotel Overland Park – Corporate Woods, 10100 College Boulevard, Overland Park, Kansas 66210 beginning at 10:00 a.m. Central Time. Information about the Annual Meeting and the matters to be voted on are given in the attached Notice of 2010 Annual Meeting of Shareholders and Proxy Statement.

In accordance with rules adopted by the Securities and Exchange Commission, we are pleased to furnish these proxy materials to shareholders on the Internet, rather than in paper form. We have posted the proxy materials on the Internet at www.envisionreports.com/ICOP. You may view these materials and cast your vote online or by telephone by following the instructions provided on the website. You may also request a paper or e-mail copy of the proxy materials and a proxy card, or download the form of proxy card from the Internet, by which you may vote personally or by mail.

Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. Voting your proxy will ensure your representation at the Annual Meeting. If you attend the Annual Meeting in person, you may vote your shares in person even though you have previously given your proxy.

Sincerely,

David C. Owen
Chairman and Chief Executive Officer

ICOP DIGITAL, INC.

16801 West 116th Street

Lenexa, Kansas 66219

(913) 338-5550

NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS

June 3, 2010 at 10:00 a.m. Central Time

TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ICOP Digital, Inc., a Colorado corporation, at the Doubletree Hotel Overland Park – Corporate Woods, 10100 College Boulevard, Overland Park, Kansas 66210, for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

1.	ELECTION OF DIRECTORS. To elect two Class B directors to serve until the 2013 annual meeting of shareholders and until their successors have been elected and qualified – the Board has nominated David C. Owen and Bryan Ferguson;

2.	REVERSE STOCK SPLIT. To approve an amendment to the Company’s Articles of Incorporation, as amended, and a reverse stock split of the Company’s common stock and to grant the Company’s Board of Directors the authority to set the ratio of the reverse stock split within the range of one-for-two to one-for-ten, or not to complete any reverse stock split, in its discretion;

3.	APPROVAL OF ANTI-DILUTION PROTECTIONS AFFORDED TO SERIES 1 AND SERIES 2 WARRANTS. To approve the anti-dilution protections afforded to the warrants sold pursuant to our prospectus supplement dated January 29, 2010 and related base prospectus;

4.	RATIFICATION OF AUDITORS. To ratify the Audit Committee’s appointment of Cordovano and Honeck LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010; and

5.	ANY OTHER BUSINESS that may properly come before the Annual Meeting or any adjournments or postponements thereof.

Shareholders who owned shares of ICOP common stock at the close of business on April 1, 2010 are entitled to receive notice of, attend and vote at the Annual Meeting and any adjournment or postponement thereof. A complete list of these shareholders will be available at our corporate offices listed above during regular business hours for the ten days prior to the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. If you received notice of how to access the proxy materials over the Internet, a proxy card was not sent to you and you may vote only by telephone or online. If you received a proxy card and other proxy materials by mail, you may vote by mailing a completed proxy card, by telephone or online. For specific voting instructions, please refer to the information provided in the following Proxy Statement, together with your proxy card or the voting instructions you receive by e-mail or that are provided via the Internet.

By Order of the Board of Directors

David C. Owen
Chairman and Chief Executive Officer
Lenexa, Kansas
April , 2010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be

held on June 3, 2010 — the Proxy Statement and our 2010 annual report on Form 10-K are available at

www.envisionreports.com/ICOP.

ICOP DIGITAL, INC.

16801 West 116th Street

Lenexa, Kansas 66219

(913) 338-5550

PROXY STATEMENT

Your proxy is being solicited on behalf of the Board of Directors (the “Board”) of ICOP Digital, Inc., a Colorado corporation, for use at the 2010 Annual Meeting of Shareholders to be held on June 3, 2010, beginning at 10:00 a.m. Central Time, or at any adjournment or postponement thereof, for the purposes set forth in this Proxy Statement. The Annual Meeting will be held at the Doubletree Hotel Overland Park – Corporate Woods, 10100 College Boulevard, Overland Park, Kansas 66210.

These proxy materials are first being provided on or about April     , 2010 to all shareholders as of the record date, April 1, 2010. Shareholders who owned ICOP common stock at the close of business on the record date are entitled to receive notice of, attend and vote at the Annual Meeting. On the record date, there were 27,196,855 shares of ICOP common stock outstanding.

This Proxy Statement is being furnished to you with a copy of our annual report on Form 10-K for our fiscal year ended December 31, 2009 (the “Annual Report”), which was filed with the Securities and Exchange Commission (the “SEC”) on March 19, 2010. We will provide, without charge, additional copies of our Annual Report. Any exhibits listed in the Annual Report also will be furnished upon request at the actual expense we incur in furnishing such exhibit. Any such requests should be directed to the Company’s Corporate Secretary at our executive offices set forth above.

References to the “Company,” “ICOP,” “our,” “us” or “we” mean ICOP Digital, Inc.

VOTING AND RELATED MATTERS

Voting Procedures

As a shareholder of ICOP, you have a right to vote on certain business matters affecting the Company. The proposals that will be presented at the Annual Meeting and upon which you are being asked to vote are discussed below in the “Proposals” section. Each share of ICOP common stock you owned as of the record date entitles you to one vote on each proposal presented at the Annual Meeting.

Electronic Availability of Proxy Materials for 2010 Annual Meeting

Under rules adopted by the SEC, we are furnishing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of those materials to each shareholder. On or about April     , 2010, we mailed our shareholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability containing instructions on how to access our proxy materials, including our Proxy Statement and our annual report on Form 10-K, on the Internet. The Notice of Internet Availability also instructs shareholders on how they can vote over the Internet or by telephone.

If you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Methods of Voting

You may vote over the Internet, by telephone, by mail or in person at the Annual Meeting.

Voting over the Internet. You can vote via the Internet. The website address for Internet voting is provided on your Notice or proxy card. You will need to use the control number appearing on your Notice or proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 1:00 a.m. Central Time on June 3, 2010. Internet voting is available 24 hours a day. If you vote via the Internet you do not need to vote by telephone or return a proxy card.

Voting by Telephone. You can vote by telephone by calling the toll-free telephone number provided on your proxy card. You will need to use the control number appearing on your Notice or proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone up until 1:00 a.m. Central Time on June 3, 2010. Telephone voting is available 24 hours a day. If you vote by telephone you do not need to vote over the Internet or return a proxy card.

Voting by Mail. If you received a printed proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided. You may also download the form of proxy card off the Internet and mail it to us. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

Voting in Person at the Meeting. If you attend the Annual Meeting and plan to vote in person, we will provide you with a ballot at the Annual Meeting. If your shares are registered directly in your name, you are considered the shareholder of record and you have the right to vote in person at the Annual Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Annual Meeting, you will need to bring to the Annual Meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the Annual Meeting. To do this, you must:

•	enter a new vote over the Internet or by telephone, or by signing and returning a replacement proxy card;

•	provide written notice of the revocation to our Corporate Secretary at our principal executive office, 16801 West 116th Street, Lenexa, Kansas 66219; or

•	attend the Annual Meeting and vote in person.

Quorum and Voting Requirements

The presence, in person or by proxy, of the holders of a majority of the total number of shares of common stock entitled to vote constitutes a quorum for the transaction of business at the Annual Meeting. Assuming that a quorum is present:

(1)	In an uncontested election of directors, such as this election, the two nominees for Class B director receiving the highest number of votes, cast in person or represented by proxy and entitled to vote, will be elected as directors; and

(2)	unless otherwise required by our Articles of Incorporation, as amended, or by applicable law, action on any matter other than election of directors will be approved if the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal.

Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting and who will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If your shares are held in street name and you do not instruct your broker on how to vote your shares, your brokerage firm, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. The election of directors, the proposed reverse stock split and the proposal to approve the warrant anti-dilution provisions should be considered non-routine matters. Consequently, without your voting instructions, your brokerage firm cannot vote your shares on these proposals. These unvoted shares, called “broker non-votes,” refer to shares held by brokers who have not received voting instructions from their clients and who do not have discretionary authority to vote on non-routine matters. The proposal to ratify the appointment of Cordovano and Honeck LLP as our independent registered public accounting firm for the current fiscal year should be considered a routine matter. To the extent your brokerage firm votes your shares on your behalf on this proposal, your shares also will be counted as present for the purpose of determining a quorum.

Each share of ICOP’s common stock outstanding as of the close of business on April 1, 2010, the record date, is entitled to one vote at the Annual Meeting. At the close of business on April 1, 2010, 27,196,855 shares of common stock were outstanding and entitled to vote.

Voting of Proxies

When a proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting as directed. If no specification is indicated, the shares will be voted:

(1) “for” the election of each director nominee set forth in this Proxy Statement;

(2) “for” the amendment of the Articles of Incorporation and reverse stock split as forth in this Proxy Statement; and

(3) “for” the approval of anti-dilution provisions afforded to the Company’s Series 1 Warrants and Series 2 Warrants, including adjustments of the Series 1 Warrant and Series 2 Warrant exercise prices below the Series 1 Floor Price, which is $0.42 per share (as adjusted for any stock dividend, stock split, combination, reclassification or similar transaction), and the issuance of any additional shares of common stock resulting from or related to such adjustments.

(4) “for” ratification of the appointment of Cordovano and Honeck LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010; and

(5) at the discretion of your proxies on any other matter that may be properly brought before the Annual Meeting.

If your shares are held in street name and you do not instruct your broker on how to vote your shares, your brokerage firm, in its discretion, may either leave your shares unvoted or vote your shares on routine matters, which includes the ratification of the Company’s independent registered public accounting firm.

Voting Confidentiality

Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed, except as required by law.

Voting Results

Voting results will be announced at the Annual Meeting and published in a Form 8-K to be filed after the Annual Meeting.

Householding of Proxy Materials

In a further effort to reduce printing costs and postage fees, we have adopted a practice approved by the SEC called “householding.” Under this practice, shareholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials, unless one or more of these shareholders notifies us that he or she wishes to continue receiving individual copies.

If: (1) you share an address with another shareholder and received only one set of proxy materials, and would like to request a separate paper copy of these materials; or (2) you share an address with another shareholder and together you in the future would like to receive only a single paper copy of these materials, please notify our Corporate Secretary by mail at 16801 West 116th Street, Lenexa, Kansas 66219.

Proxy Solicitation

We will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by our directors, officers or employees, personally, or by mail, facsimile, telephone, messenger or via the Internet, without additional compensation.We also have retained Georgeson to assist in the distribution and solicitation of proxies for an estimated cost of approximately $10,000 plus reasonable out-of-pocket expenses. Such solicitations may be made personally or by mail, facsimile, telephone, messenger, or via the Internet.

Driving Directions to Meeting

If you have special needs that you wish us to accommodate at the Annual Meeting, or any questions regarding accommodations or directions, please contact Investor Relations by e-mail at investorinfo@ICOP.com, by mail at 16801 West 116th Street, Lenexa, Kansas 66219, or by telephone at 913-338-5550. Directions to the Annual Meeting and a map are provided below:

To the Doubletree Hotel Overland Park — Corporate Woods, 10100 College Boulevard, Overland Park, Kansas 66210, from the Kansas City International Airport:

1	Head west on Paris St toward London Dr	go 0.1 mi	total 0.1 mi

2	Turn right to merge onto LP Cookingham Dr/MO-D/MO-Y - About 2 mins	go 1.4 mi	total 1.5 mi

3	Merge onto I-29 S/US-71 S via the ramp to Kansas City - About 9 mins	go 9.5 mi	total 11.0 mi

4	Take exit 3B to merge onto I-635 S toward Kansas - Entering Kansas - About 4 mins	go 4.1 mi	total 15.1 mi

5	Take the I-635/AZ-5 exit	go 0.5 mi	total 15.6 mi

6	Merge onto I-635 S - About 7 mins	go 7.7 mi	total 23.3 mi

7	Take exit 1A to merge onto I-35 S toward Wichita - About 5 mins	go 4.7 mi	total 28.0 mi

8	Slight right at US-69 S (signs for Overland Pkwy/US-69) - About 4 mins	go 4.1 mi	total 32.1 mi

9	Exit onto College Blvd - About 1 min	go 0.5 mi	total 32.7 mi

10	Turn left at Mastin St	go 466 ft	total 32.8 mi

11	Make a U-turn	go 463 ft	total 32.9 mi

12	Turn right at College Blvd	go 0.1 mi	total 33.0 mi

EXECUTIVE OFFICERS AND DIRECTORS

Our executive officers and directors, and their ages and positions with the Company as of December 31, 2009, are as follows:

Name	Age	Position
David C. Owen (1)	71	Chief Executive Officer and Chairman of the Board
Laura E. Owen	52	President, Chief Operating Officer, Corporate Secretary and Director
Mickie Koslofsky	39	Chief Financial Officer and Treasurer
Bryan Ferguson (1)	47	Director
Noel Koch	70	Director
Roger L. Mason	57	Director

(1)	Nominee for Class B director

The following is a brief description of the principal occupation and recent business experience of each of our directors and executive officers:

David C. Owen has served as a director since January 2003 and as our Chief Executive Officer since July 2004. From July 2004 until August 2006, he also served as our President, and from January 2004 to July 2004, he was our Chief Financial Officer. Since 1985, Mr. Owen has been president of Owen & Associates, Inc., a private investment and management entity. Mr. Owen has more than 40 years of experience in the financial industry and has served in executive management positions with both retail and investment banks. He served as a Kansas State Senator from 1968 to 1972 and as Lieutenant Governor of Kansas from 1972 to 1974. He received a B.A. degree in Business Administration and Economics from Ottawa University in Ottawa, Kansas. We believe that Mr. Owen’s experience in banking, finance and government, as well as his experience serving as the Company’s Chief Executive Officer, enables him to bring unique insights to the Board. In September 2004, in connection with an action brought by the Securities Commission of Kansas involving the private sale of a small amount of unregistered securities not involving us, Mr. Owen stipulated to a consent decree enjoining him and his agents from acting as a broker-dealer in Kansas unless registered under the Kansas Securities Act or exempt from registration, from offering or selling unregistered securities in Kansas unless exempt from registration, and from otherwise violating the Kansas Securities Act. Mr. Owen, who was not an officer, director or placement agent for the company involved, stipulated to the consent decree in order to dispose of the action expeditiously and did not admit any of the allegations. Mr. Owen is husband of Laura E. Owen.

Laura E. Owen has served as our President and a director since August 2006, as our Chief Operating Officer since March 2005, and as our Corporate Secretary since May 2003. From 1998 until May 2003, she served as President of Unicard.com, Inc., a national travel insurance company. In 1991, she became the first woman to be appointed Secretary of Commerce for the State of Kansas, the state’s economic development agency. She was named one of the “Top 25 Most Influential Business Women of 2008” by the Kansas City Business Journal. Ms. Owen received a B.S. degree in Business Administration from Delaware Valley College in Philadelphia. We believe that the Board benefits from Ms. Owen’s experience as an entrepreneur and business owner, as the Secretary of Commerce for the State of Kansas, and as the Company’s Chief Operating Officer. Ms. Owen is the wife of David C. Owen.

Mickie Koslofsky has served as our Chief Financial Officer since March 2009. She brings more than 17 years experience and notable expertise in the areas of accounting, financial systems and analysis, budgeting/forecasting, SEC reporting and Sarbanes-Oxley Compliance. Ms. Koslofsky served as Accounting Manager for Cydex Pharmaceuticals, Inc. from May 2008 to October 2008 and as Senior Manager of Financial Reporting for Aptuit, Inc. from 2006 to May 2008. From April 2004 to August 2005, she served as Senior Financial Analyst for DST Systems, Inc., where she was responsible for preparation of financial statements and SEC reporting requirements. Prior to joining DST, Ms. Koslofsky was a financial analyst for Sprint Corporation. Ms. Koslofsky received a B.S. degree in accounting from Montana State University and a M.B.A. from Baker University.

Bryan Ferguson has served as a director since August 2008. Prior to becoming a director, Mr. Ferguson served as a member of our Advisory Board from December 2007. Since June 2006, Mr. Ferguson has been a Vice President of Shaw Capital, Inc., the project development and financial services arm of The Shaw Group, Inc. His responsibilities include the development of equity investment projects, assets or acquisitions, providing deal structure, equity and debt financing arrangements and partnership alignment. From 2003 to 2006, Mr. Ferguson served as Vice President,

Business Development of Shaw Environmental & Infrastructure, Inc. Mr. Ferguson also supports state and federal legislative efforts. Mr. Ferguson received a B.S. degree in Earth Science from Emporia State University. We believe that the Board benefits from Mr. Ferguson’s executive management experience, as well as his background in project development and financial services.

Noel Koch has served as a director since March 2005. He is an expert on terrorism and security-related issues, with over 40 years of experience in developing advanced analytical procedures for identifying and assessing potential threats to individuals and to institutional and corporate assets. From August 1986 to May 2009, he served as the president and chief executive officer of Transecur, Inc., an on-line, interactive global security information service. Mr. Koch is a former instructor for the U.S. State Department’s Anti-Terrorism Assistance Program, and served for over five years as Director of Special Planning in the U.S. Department of Defense. In May 2009, Mr. Koch was appointed Deputy Undersecretary of Defense for Wounded Warrior and Transition Policy. Mr. Koch received a B.A. degree in English from Widener University and an M.A. degree in Political Science from Bryn Mawr College. We believe that Mr. Koch’s experience as an expert on security-related issues at the highest levels of government as well as his experience working with foreign and domestic government agencies and corporations qualifies him as a member of our Board.

Roger L. Mason has served as a director since January 2004. From May 2002 until January 2004, he served as a director of ICOP Nevada. Since 1995, Mr. Mason has been a broker at the Fishman & Company Realtors, a real estate business, in Olathe, Kansas. He received a B.S. degree in Construction Technology from Pittsburg State University in Pittsburg, Kansas. We believe that Mr. Mason’s 20 years of experience in various capacities centered on corporate purchasing and manufacturing management for a range of technology and manufacturing companies qualifies him as a member of our Board.

BOARD OF DIRECTORS

Overview

Our Board of Directors is divided into three classes as nearly equal in number as possible. Each year the shareholders elect the members of one of the three classes to three year terms of office. Currently, Mr. Owen and Mr. Ferguson are Class B directors with terms that expire at the Annual Meeting, Mr. Koch is a Class A director with a term that expires in 2011, and Mr. Mason and Ms. Owen are Class C directors with terms that expire in 2012.

Our Board of Directors has three standing committees: an Audit Committee, a Compensation and Incentive Plan Committee and a Nominating and Governance Committee. The charters of each of these committees are available on our website at www.ICOP.com.

Audit Committee. Our Audit Committee oversees our accounting and financial reporting processes, internal systems of accounting and financial controls, relationships with independent auditors and audits of financial statements. Specific responsibilities include the following:

•	selecting, hiring and terminating our independent auditors;

•	evaluating the qualifications, independence and performance of our independent auditors;

•	approving the audit and non-audit services to be performed by our independent auditors;

•	reviewing the design, implementation, adequacy and effectiveness of our internal controls and critical accounting policies;

•	overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	with management and our independent auditors, reviewing any earnings announcements and other public announcements regarding our results of operations; and

•	preparing the report that the SEC requires in our annual proxy statement.

Our Audit Committee is comprised of Messrs. Ferguson, Koch and Mason. Mr. Ferguson serves as Chairman of the Audit Committee. The Board has determined that all members of the Audit Committee are independent under the rules of the NASDAQ Capital Market. The Board has determined that Mr. Ferguson qualifies as an “audit committee financial expert,” as defined by the rules of the SEC.

Compensation and Incentive Plan Committee. Our Compensation and Incentive Plan Committee assists our Board of Directors in determining the compensation of our officers, directors and employees. Specific responsibilities include the following:

•	approving the compensation and benefits of our executive officers

•	reviewing the performance objectives and actual performance of our officers; and

•	administering our stock option and other equity compensation plans.

Our Compensation and Incentive Plan Committee is comprised of Messrs. Ferguson, Koch and Mason. Mr. Mason serves as Chairman of the Compensation Committee. The Board has determined that all members of the Compensation and Incentive Plan Committee are independent under the rules of the NASDAQ Capital Market.

Nominating and Governance Committee. Our Nominating and Governance Committee assists the Board by identifying and recommending individuals qualified to become members of our Board of Directors, reviewing correspondence from our shareholders, and establishing, evaluating and overseeing our corporate governance guidelines. Specific responsibilities include the following:

•	evaluating the composition, size and governance of our Board of Directors and its committees and make recommendations regarding future planning and the appointment of directors to our committees;

•	establishing a policy for considering shareholder nominees for election to our Board of Directors; and

•	evaluating and recommending candidates for election to our Board of Directors.

Although neither we nor our Nominating and Governance Committee has a formal policy about diversity in the nominee selection process, our Nominating and Governance Committee Charter provides that diversity (e.g., of age, geography, professional experience, etc.) is one of many factors considered in the selection process.

Our Nominating and Governance Committee is comprised of Messrs. Ferguson, Koch and Mason. Mr. Koch serves as Chairman of our Nominating and Governance Committee. The Board has determined that all members of the Nominating and Governance Committee are independent under the rules of the NASDAQ Capital Market.

The Nominating and Governance Committee will evaluate director candidates recommended by shareholders on the same basis on which it evaluates its own nominees. Shareholder nominations must comply with applicable laws and regulations in order to be included in the proxy statement.

Number of Meetings

The Board held a total of 6 meetings during our fiscal year ended December 31, 2009. Our Audit Committee held 5 meetings, our Compensation and Incentive Plan Committee held 5 meetings, and our Nominating and Governance Committee held 4 meetings during our fiscal year ended December 31, 2009. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board and the Board committees on which he served (during the periods that he served).

Risk Oversight

As a small company in a competitive field, we face a number of competitive, technological, legal, personnel, financial and other risks. Our Board and its constituent committees are responsible for overseeing these risks, and we employ a number of procedures to help them carry out that duty. For example, Board members receive summary financial statements on a monthly basis, and at each Board meeting, directors receive updates from, and have an opportunity to interview and ask questions of key personnel and management.

Board Member Attendance at Annual Shareholder Meetings

Although the Company does not have a formal policy regarding director attendance at annual shareholder meetings, directors are encouraged to attend these annual meetings absent extenuating circumstances. All current directors attended the 2009 annual meeting.

Director Compensation

Each non-employee director receives cash compensation in the form of Board and committee meeting fees. Currently, each of our non-employee directors is entitled to receive $500 for attendance at each meeting of the Board and $500 for attendance at each meeting of a Board committee. Telephonic attendance fees are $250. In addition, each committee chairman is entitled to receive $1,500 for each board committee meeting that he attends as committee chairman.

The following Director Compensation Table summarizes the compensation of our non-employee directors for services rendered to us during the year ended December 31, 2009:

Director Compensation Table

Name	Fees Earned or Paid in Cash	Option Awards (1)	Total	Options Outstanding (2)
Bryan Ferguson.	$11,000	$34,782	$45,782	112,500
Noel Koch	10,000	39,193	49,193	120,000
Roger Mason.	13,000	39,193	52,193	120,000

(1)	Represents grant date fair value of options granted in 2009.
(2)	As of December 31, 2009.

In addition to the fees listed above, we reimburse the directors for their travel expenses incurred in attending meetings of the Board or its committees. The directors did not receive any other compensation or personal benefits.

Code of Ethics

We have adopted a code of ethics that applies to our officers (including our principal executive, financial and accounting officers), directors, employees and consultants. The text of our code of ethics is available on our website at www.ICOP.com. If disclosure of an amendment or waiver to our code of ethics is required under Form 8-K, we intend to satisfy such disclosure requirement by timely filing a Form 8-K or by posting such information on our website.

Chairman

David C. Owen serves as our Chairman and as our Chief Executive Officer. Currently, we believe that Mr. Owen’s dual status is the most appropriate structure for the Company due primarily to our small size and focus on operational issues. We have not designated a lead independent director among members of our Board.

Communication with the Board of Directors

Shareholders may communicate with the Board by sending correspondence to our Chairman, c/o the Corporate Secretary of the Company, at our corporate address on the cover page of this Proxy Statement. It is our practice to forward all such correspondence to our Chairman, who is responsible for determining whether to relay the correspondence to the other members of the Board.

EXECUTIVE COMPENSATION

Compensation Philosophy and Processes

We seek to provide a level of compensation for our executive officers that is competitive with publicly-traded companies similar in both size and industry. We hope to attract, retain, and reward executive officers who contribute to our success, to align executive officer compensation with our performance, and to motivate executive officers to achieve our business objectives. We compensate our senior management through a mix of base salary, bonus and equity compensation.

Our Compensation and Incentive Plan Committee determines and recommends to our Board the compensation of our executive officers. The Compensation and Incentive Plan Committee also administers our stock option plan. The Compensation and Incentive Plan Committee reviews base salary levels for our executive officers at the end of each fiscal year and recommends raises and bonuses based upon our achievements, individual performance, and competitive and market conditions. None of our executive officers received salary increases in 2009 in light of general economic and market conditions.

Executive Officer Compensation

The following Summary Compensation Table sets forth certain information regarding the compensation of our principal executive officer and two other most highly compensated executive officers (together, the “named executive officers”) at the end of our last fiscal year for services rendered in all capacities to us during the years ended December 31, 2009 and 2008.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Options Awards ($) (1)		All Other Compensation ($) (2)		Total ($)

David C. Owen Chief Executive Officer	2009	$250,818	$295,298			$22,399	$568,515
	2008	$220,374	$180,000	(3)		$21,369	$421,743

Laura E. Owen President, Chief Operating Officer	2009	$193,201	$330,252			$12,723	$536,176
	2008	$178,275	$180,000	(4)		$17,608	$375,883

Mickie Koslofsky Chief Financial Officer	2009	$77,692	$17,600		$		$95,292
	2008	$—	$—			$—	$—

(1)	Share-based compensation is accounted for using the fair value method in accordance with the Accounting Standards Codification (“ASC”) Topic 718 (formerly SFAS 123R) “Compensation - Stock Compensation”. In conjunction with the provisions of ASC Topic 718, we amortize compensation expense for the grant date fair value of option awards evenly over the vesting period using the straight-line method.
(2)	Amounts include, but are not limited to, auto allowance and 401(k) company matching contribution.
(3)	On July 10, 2008, 50,000 options to purchase shares of common stock at $5.85 per share, 50,000 options to purchase shares of common stock at $6.80 per share and 100,000 shares of restricted stock were cancelled in exchange for 200,000 options to purchase common stock at $1.39 per share.
(4)	On July 10, 2008, 37,500 options to purchase shares of common stock at $5.85 per share, 50,000 options to purchase shares of stock at $6.80 per share and 100,000 shares of restricted stock were cancelled in exchange for 200,000 options to purchase common stock at $1.39 per share.

Executive Employment Agreements

David C. Owen, our Chief Executive Officer, is employed pursuant to an Executive Employment Agreement dated August 10, 2006, as amended and restated effective March 16, 2008 and December 17, 2008, with annual compensation of $225,000 per year. On each anniversary of the agreement, one year is added to the term of Mr. Owen’s employment with us so that as of each anniversary of the agreement, the term of Mr. Owen’s employment is two years.

The agreement provides for increases in the base salary at the discretion of our board of directors. The agreement further provides that Mr. Owen is entitled to participate in our stock option and 401(k) plans, to receive a monthly car allowance of $850 or a company-provided vehicle, to be covered by our health insurance plan and to reimbursement of reasonable out-of-pocket expenses. The agreement is renewable by mutual agreement.

Laura E. Owen, our President, Chief Operating Officer and Corporate Secretary, is employed pursuant to an Executive Employment Agreement dated August 10, 2006, as amended and restated effective March 16, 2008 and December 17, 2008, with annual compensation of $175,000 per year. On each anniversary of the agreement, one year is added to the term of Ms. Owen’s employment with us so that as of each anniversary of the agreement, the term of Ms. Owen’s employment hereunder is two years.

The agreement provides that Ms. Owen is entitled to participate in our stock option and 401(k) plans, to receive a monthly car allowance of $850 or a company-provided vehicle, to be covered by our health insurance plan and to reimbursement of reasonable out-of-pocket expenses. The agreement is renewable by mutual agreement.

If Mr. Owen or Ms. Owen retires or is terminated for any reason, or upon the occurrence of a change of control or a material change in the duties or location of Mr. Owen or Ms. Owen’s employment, he or she will be entitled to receive severance benefits, including (i) payment of an amount equal to the sum of 24 months of his or her base salary plus the average annual bonus amount for the 3 prior years, (ii) continuation of life, medical, dental and disability coverage for the longer of 24 months or the age he or she reaches the minimum age necessary to qualify for health insurance benefits under Medicare, (iii) receipt of vested benefits owing to him or her under any retirement, incentive, profit sharing, bonus, performance, disability or other employee benefit plan maintained by the Company, and (iv) immediate vesting of any unexercised stock options granted and held by Mr. Owen or Ms. Owen.

If a Company executive’s employment terminates as a result of his or her death or disability, or upon a change of control, all or a portion of any unvested stock options granted to such executive may be subject to accelerated vesting in accordance with the terms of the 2002 Plan or any applicable employment, stock option, separation or severance agreement.

Option Awards

The following table sets forth information concerning the outstanding equity awards granted to the named executive officers as of December 31, 2009.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
	Number of Securities Underlying Unexercised Options (#)				Exercise Price ($) (1)	Option Expiration Date
Name and Principal Position	Exercisable		Unexercisable

David C. Owen Chief Executive Officer	100,000		—		0.45	12/31/2012
	50,000		—		0.45	12/31/2014
	200,000		—		0.45	12/31/2015
	200,000	(1)	—		0.45	7/9/2018
	25,000		25,000	(2)	0.46	12/31/2014
			625,000	(3)	0.42	12/31/2014

Laura E. Owen President, Chief Operating Officer	100,000		—		0.45	12/31/2012
	50,000		—		0.42	12/31/2014
	100,000		—		0.45	12/31/2015
	200,000	(4)	—		0.45	7/9/2018
	25,000		25,000	(2)	0.46	12/31/2014
			725,000	(3)	0.42	12/31/2014

Mickie Koslofsky Chief Financial Officer	6,000		4,000	(5)	0.45	12/31/2014
	5,000		5,000	(2)	0.46	12/31/2014
			20,000	(3)	0.42	12/31/2014

(1)	On July 10, 2008, 50,000 options to purchase shares of common stock at $5.85 per share, 50,000 options to purchase shares of common stock at $6.80 per share and 100,000 shares of restricted stock were cancelled in exchange for 200,000 options to purchase common stock at $1.39 per share.
(2)	Unvested portion of this award vests on August 31, 2010.
(3)	Unvested portion of this award vests when the Company achieves modified EBITDA break-even for the quarter.

(4)	On July 10, 2008, 37,500 options to purchase shares of common stock at $5.85 per share, 50,000 options to purchase shares of stock at $6.80 per share and 100,000 shares of restricted stock were cancelled in exchange for 200,000 options to purchase common stock at $1.39 per share.
(5)	Unvested portion of this award vests as follows: options to purchase 2,000 shares vests on December 31, 2010; and options to purchase 2,000 shares vests on December 31, 2011.

2002 Stock Option Plan

Our 2002 Stock Option Plan (the “Plan”), as amended, is administered by the Compensation and Incentive Plan Committee of our Board. In August 2009, our shareholders approved an amendment to the Plan that increased the number of shares available for issuance under the Plan to 4,000,000 shares, of which no more than 2,000,000 may be incentive stock options. The number of shares available for issuance automatically increases each year in an amount equal to 0.5% of the number of shares of common stock then issued and outstanding. Pursuant to the terms of the Plan, stock options, restricted stock awards and other stock-based awards may be granted to our employees, directors and consultants.

As of December 31, 2009, there were outstanding options to purchase 3,340,000 shares of common stock under the 2002 Stock Option Plan. The following table sets forth information as of December 31, 2009 relating to all of our equity compensation plans:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights and unvested restricted stock	Weighted-average exercise price of outstanding options, warrants and rights and unvested restricted stock	Number of securities remaining available for future issuance under equity compensation plans
2002 Stock Option Plan approved by security holders	3,340,000	$0.45	660,000
Equity compensation plans not approved by security holders	—	—	—

Total:	3,340,000		660,000

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to a publicly traded company for compensation in excess of $1 million paid to each of that company’s chief executive officer and the three other most highly compensated officers (other than the principal executive officer or the principal financial officer). Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. In the fiscal year ended December 31, 2009, none of our executive officers received compensation in excess of $1 million.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information regarding the beneficial ownership of our common stock as of December 31, 2009.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of December 31, 2009 are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

This table assumes 23,602,944 shares of common stock outstanding as of December 31, 2009, assuming no exercise of outstanding options.

Name of Beneficial Owner (1)	No. of Shares Beneficially Owned		%
Named Executive Officers and Directors
David C. Owen	1,334,002	(2)	5.4%
Laura E. Owen	1,334,002	(2)	5.4%
Mickie Koslofsky	11,00	(3)	*
Roger L. Mason	102,500	(4)	*
Bryan Ferguson	28,500	(5	*
Noel Koch	43,300	(6)	*
All directors and officers as a group (six persons)	1,519,302		6.2%

*	Less than 1%.
(1)	Except as otherwise noted, the address of all persons named in this table is: c/o ICOP Digital, Inc., 16801 W. 116 th Street, Lenexa, Kansas 66219.
(2)	Mr. Owen and Ms. Owen beneficially own the following securities: nonstatutory options held by Owen Enterprises, LLC to purchase 100,000 shares of common stock; nonstatutory options held by Mr. Owen to purchase 475,000 shares of common stock; and nonstatutory options held by Ms. Owen to purchase 375,000 shares of common stock. In addition to options, Mr. and Ms. Owen beneficially own: 263,602 shares of common stock held by David & Laura Owen Trust dated 6/4/97; 60,400 shares of common stock held by Owen Enterprises, LLC; 25,000 shares of common stock held by Owen & Associations, Inc. Profit Sharing Plan; 5,000 shares of common stock held by DBM, LP; 5,000 shares of common stock held by Emerson B. Wells, LP; 25,000 shares of common stock held by MDN, LP.
(3)	Consists of options to purchase 11,000 shares of common stock that are exercisable within 60 days of December 31, 2009.
(4)	Consists of 60,000 shares of common stock and options to purchase 42,500 shares of common stock that are exercisable within 60 days of December 31, 2009.
(5)	Consists of 1,000 shares of common stock and options to purchase 27,500 shares of common stock that are exercisable within 60 days of December 31, 2009.
(6)	Consists of 800 shares of common stock and options to purchase 42,500 shares of common stock that are exercisable within 60 days of December 31, 2009.

CERTAIN TRANSACTIONS

Policies and Procedures with Respect to Transactions with Related Persons

The Board recognizes that related person transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, our Audit Committee Charter requires that all such transactions will be reviewed and subject to approval by members of our Audit Committee, which will have access, at our expense, to our or independent legal counsel.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers, and persons that own more than 10 percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10 percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon our review of the copies of such forms received by us during the fiscal year ended December 31, 2009, we believe that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10 percent of our common stock complied with all Section 16(a) filing requirements during such fiscal year.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

	2009	2008
1) Audit fees	$86,113	$35,903
2) Audit related fees	22,791	14,258
3) Tax fees	—	—
4) All other fees	—	—

Audit fees of Cordorvano and Honeck LLP for fiscal 2009 and 2008 were incurred during the examination of the financial statements, audit of internal controls over financial reporting, and interim reviews of the quarterly financial statements. Audit related fees were incurred in connection with SEC filings in 2009 related to the Company’s secondary offering.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is detailed as to the scope and fees to be associated with the services. The Audit Committee may delegate pre-approval authority to one or more of its independent members. Such member must report any decisions to the Audit Committee at the Committee’s regularly scheduled meetings.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee charter provides that the Audit Committee will pre-approve all audit services and non-audit services to be provided by our independent auditors before the accountant is engaged to render these services. The Audit Committee may consult with management in the decision-making process, but may not delegate this authority to management. The Audit Committee may delegate its authority to pre-approve services to one or more committee members, provided that the designees present the pre-approvals to the full committee at the next committee meeting. All audit and non-audit services performed by our independent accountants have been pre-approved by our Audit Committee to assure that such services do not impair the auditors’ independence from us.

Attendance at Annual Meeting

Representatives of Cordorvano and Honeck LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee also has received the written disclosures and the letter from the independent accountant required by applicable requirements of the of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the accountant’s independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report.

Respectfully submitted,

AUDIT COMMITTEE
Bryan Ferguson, Chairman Noel Koch
Roger Mason

PROPOSALS

The following proposals will be considered at the Annual Meeting:

Proposal No. 1 - ELECTION OF DIRECTORS

Overview

There currently are five members of our Board of Directors. Our Articles of Incorporation, as amended, provides that the Board will be divided into three classes as nearly equal in number of directors as possible. Our Class A director is Noel Koch. Our Class B directors are David C. Owen and Bryan Ferguson. Our Class C directors are Laura Owen and Roger Mason. The terms of our Class B directors are scheduled to expire at this Annual Meeting, and incumbents David C. Owen and Bryan Ferguson will stand for re-election.

Nominees

Upon the recommendation of the Company’s Nominating and Governance Committee, the Board has nominated:

DAVID C. OWEN and BRYAN FERGUSON — CLASS B DIRECTORS, to serve until the 2013 annual meeting of shareholders and until their respective successors are duly elected and qualified.

Additional information about each nominee appears earlier in this Proxy Statement under the headings “Executive Officers and Directors” and “Board of Directors.”

Vote Required

The two nominees for Class B director receiving the highest number of votes, cast in person or represented by proxy and entitled to vote, will be elected as Class B directors.

Recommendation

The Board recommends that shareholders vote “FOR” the re-election David C. Owen and Bryan Ferguson as Class B directors.

Unless marked otherwise, proxies received will be voted “FOR” the election of each of these director nominees.

Proposal No. 2 – APPROVAL OF REVERSE STOCK SPLIT

Overview

The Board asks the shareholders to approve an amendment to the Company’s Articles of Incorporation, as amended, to effect a reverse split of the Company’s common stock and to grant the Board the authority to set the ratio for the reverse split within the range of one-for-two to one-for-ten (the “Reverse Stock Split”), or not to complete the Reverse Stock Split, as determined in the discretion of the Board. The Board’s authority to implement the Reverse Stock Split will terminate on July 12, 2010. The Reverse Stock Split would decrease the outstanding number of shares of common stock but would not affect the relative voting and other rights that accompany shares of common stock.

The proposed amendment (the “Amendment”) includes a range of exchange ratios for the Reverse Stock Split because it is not possible to predict market conditions at the time the split would be implemented. If shareholders approve this proposal at the Annual Meeting, the Board will be authorized, prior to July 12, 2010, to implement a Reverse Stock Split at a ratio of within the range, or to abandon the split, as determined in the discretion of the Board. The Board will set the ratio for the Reverse Stock Split or abandon the Reverse Stock Split as it determines is advisable considering relevant market conditions at the time the Reverse Stock Split is to be implemented or abandoned. No further action on the part of the shareholders would be required either to effect a Reverse Stock Split or to abandon it.

You are being asked to approve the Amendment in substantially the form attached hereto as Appendix A to effect this Reverse Stock Split. If you approve the Amendment, you will be authorizing our Board to file the Amendment with the Secretary of State of the State of Colorado. The Reverse Stock Split, if the Board decides to implement one, would become effective upon the filing with, and acceptance of the proposed Amendment by, the Secretary of State of the State of Colorado.

Purpose of Reverse Stock Split

The Reverse Stock Split is designed to increase the market price of the Company’s common stock for the purpose of avoiding the delisting of the Company’s common stock on the NASDAQ Capital Market, generating increased investor interest in the Company and helping the Company attract and retain employees and other service providers. On April     , 2010, the closing price of the Company’s common stock was $     per share.

We are required to meet NASDAQ’s continued listing requirements (including a minimum bid price for our common stock of $1.00 per share) to maintain the listing of our common stock and warrants on the NASDAQ Capital Market. We have not been in compliance with the minimum bid price requirement, but we have been allowed continued listing, subject to the condition that on or before July 12, 2010, we must have evidenced a closing bid price of $1.00 or more for a minimum of ten prior consecutive trading days (or such longer period as NASDAQ may determine). Specifically, on September 25, 2008, we received a deficiency letter from the NASDAQ Stock Market indicating that for 30 consecutive trading days our common stock had a closing bid price below the $1.00 per share minimum closing bid price required for continued listing. On January 13, 2010, we received a NASDAQ Staff Determination letter indicating that because we had not regained compliance with the $1.00 minimum bid price requirement, our securities would be subject to delisting from the NASDAQ Capital Market unless we requested a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”) by January 20, 2010. We timely requested a hearing before the Panel, and the Panel hearing was held on February 25, 2010. On March 24, 2010, we received written notification that the Panel had granted our request for continued listing, subject to the condition that on or before July 12, 2010, the Company must have evidenced a closing bid price of $1.00 or more for a minimum of ten prior consecutive trading days (or such longer period as the Panel may subsequently determine).

If our common stock is delisted, it could be more difficult to buy or sell our common stock and to obtain accurate quotations, and the price of our stock could suffer a material decline. Delisting may also impair our ability to raise capital, and also likely would adversely impact the value of our outstanding warrants. Furthermore, if our common stock is delisted, a market maker would have to sponsor quotation of our common stock on the OTC Bulletin Board, and our common stock would become subject to the SEC’s penny stock regulations. A penny stock, as defined by the

Penny Stock Reform Act, is any equity security not traded on a national securities exchange that has a market price of less than $5.00 per share. The penny stock regulations generally require that a disclosure schedule explaining the penny stock market and the risks associated therewith be delivered to purchasers of penny stocks and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. The broker-dealer must make a suitability determination for each purchaser and receive the purchaser’s written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures, including the actual sale or purchase price and actual bid offer quotations, as well as the compensation to be received by the broker-dealer and certain associated persons. The regulations applicable to penny stocks may severely affect the market liquidity for our common stock and could limit your ability to sell the Company’s securities in the secondary market.

If our common stock is delisted, our Class A warrants will also be delisted. The NASDAQ Capital Market’s continued listing requirements for warrants require that the security underlying the warrant be listed on NASDAQ. If our Class A warrants are delisted, it could be more difficult to exercise or otherwise liquidate our Class A warrants and to obtain accurate quotations, and the price of our Class A warrants could suffer a material decline.

The Board further believes that a higher stock price would help the Company attract and retain employees and other service providers. The Board believes that some potential employees and service providers are less likely to work for a company with a low stock price, regardless of the size of the company’s market capitalization.

The Reverse Stock Split may, however, result in some adverse consequences as well. For example, the Reverse Stock Split may result in some shareholders owning “odd-lots” of less than 100 shares of common stock, particularly as the ratio for the Reverse Stock Split increases. Brokerage commissions and other costs of transactions in odd-lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares. The Reverse Stock Split also will make it more difficult for the Company to meet other requirements for continued listing on the NASDAQ Capital Market relating to the minimum number of shares that must be in the public float of the Company’s stock and the minimum number of round lot holders of such stock.

There can be no assurance that the market price of the common stock immediately after the Reverse Stock Split will increase proportionately to the reverse split ratio or that a higher price will be maintained for any period of time. There can be no assurance that the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks or increase the Company’s ability to attract and retain employees and other service providers.

Effecting the Reverse Stock Split

If approved by shareholders at the Annual Meeting, the Reverse Stock Split will be effected only upon the Board’s determination that the Reverse Stock Split is in the best interests of the Company. If such a determination is made, in establishing an appropriate reverse split ratio, the Board will consider, among other factors, prevailing market conditions, the likely effect of the Reverse Stock Split on the market price of the common stock and on the Company’s compliance with NASDAQ listing standards, as well as the marketability and liquidity of the common stock. The Reverse Stock Split could become effective on any date selected by the Board of Directors on or prior to July 12, 2010. If for any reason the Board of Directors deems it advisable to do so, the Reverse Stock Split may be abandoned at any time prior to the filing of an amendment to the Amendment with the Secretary of State of the State of Colorado, without further action by the shareholders of the Company. So long as Series 1 Warrants and Series 2 Warrants are outstanding, we are contractually obligated to obtain, but we have not yet obtained, written consent from each of the two holders of those warrants before effecting a reverse stock split. One of the investors has communicated to us that it intends to withhold consent.

To effect the Reverse Stock Split, the Board would, after making a determination that the Reverse Stock Split is advisable and setting the reverse split ratio, authorize the filing with the Secretary of State of the State of Colorado, on any date selected by the Board, of the Amendment containing the provision effecting the Reverse Stock Split. Without further action on the part of the Company or the shareholders, the shares of common stock held by shareholders of record as of the effective time set forth in the Amendment (the “Effective Time”) would be converted into a lesser number of shares of common stock issued in accordance with the Amendment calculated based on the reverse split ratio chosen by the Board. We will not issue fractional shares of common stock or scrips in connection with the Reverse Stock Split; instead, each fractional share that would otherwise result from the Reverse Stock Split will be rounded up to one whole share of post-split common stock. For example, if a shareholder holds 100 shares of common stock at the Effective Time, he or she would hold 50 shares following a one-for-two reverse split, 20 shares following a one-for-five reverse split, 15 shares following a one-for-seven reverse split, or 10 shares following a one-for-ten reverse split. Shares of common stock issued upon completion of the Reverse Stock Split will be fully paid and nonassessable.

The combination of and reduction in the number of our outstanding shares of common stock as a result of the Reverse Stock Split would occur automatically on the effective date without any action on the part of our shareholders and without regard to the date that stock certificates representing pre-split shares of common stock are physically surrendered for new stock certificates representing post-split shares of common stock.

As soon as practicable after the effective date, transmittal forms will be mailed to each holder of record of certificates for shares of our common stock to be used in forwarding such certificates for surrender in exchange for certificates representing the number of shares of our post-split common stock such stockholder is entitled to receive as a result of the Reverse Stock Split. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of the transmittal form, each shareholder should surrender the certificates representing shares of our common stock prior to the Reverse Stock Split in accordance with the applicable instructions. Each shareholder who surrenders certificates will receive new certificates representing the whole number of shares of our common stock that he or she holds as a result of the Reverse Stock Split. No new certificates will be issued to a shareholder until the shareholder has surrendered its outstanding stock certificate(s) together with the properly completed and executed transmittal form to the exchange agent.

SHAREHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATES UNLESS THEY ARE REQUESTED TO DO SO.

Non-registered shareholders holding our common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation than those that would be put in place by us for registered shareholders, and their procedures may result. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

Effect on Outstanding Securities

If the Reverse Stock Split is completed, the number of shares of common stock owned by each shareholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, with minor adjustments due to rounding up of fractions of shares resulting from the Reverse Stock Split; accordingly, the percentage of common stock owned by each shareholder will remain essentially unchanged. All outstanding stock options and convertible securities (including outstanding warrants) will be adjusted to reduce the number of shares to be issued upon exercise or conversion of such options or convertible securities proportionately.

The following table illustrates the approximate effect of the Reverse Stock Split on the Company’s common stock and other securities, based upon the number of shares, options and warrants outstanding on April 1, 2010:

NUMBER OF SHARES OF COMMON STOCK

	Prior to Reverse Split (as of March 31, 2010)	One-for-Two Reverse Split	One-for-Five Reverse Split	One-for-Ten Reverse Split
Authorized	50,000,000	50,000,000	50,000,000	50,000,000
Issued and outstanding	27,196,855	13,598,427	5,439,371	2,719,685
Available for future issuance	22,803,145	36,401,573	44,560,629	47,280,315

	Prior to Reverse Split (as of March 31, 2010)	One-for-Two Reverse Split	One-for-Five Reverse Split	One-for-Ten Reverse Split
Reserved for future issuance pursuant to outstanding stock options	3,340,000	1,670,000	668,000	334,000
Reserved for future issuance pursuant to Employee Stock Purchase Plan	67,902	33,951	13,580	6,790
Reserved for future issuance pursuant to outstanding warrants	10,359,802	5,179,901	2,071,960	1,035,980

The Company has authorized 5,000,000 shares of preferred stock. No shares of preferred stock were outstanding as of April     , 2010. The Reverse Stock Split will not affect the number of shares of preferred stock authorized or outstanding.

As of April     , 2010, the Company had outstanding under its 2002 Stock Option Plan, as amended, options to purchase an aggregate of              shares of common stock at exercise prices ranging from $0.42 to $0.46 per share. Under the terms of these options, if and when the proposed Reverse Stock Split becomes effective, depending on the Reverse Stock Split ratio selected by the Board, the number of shares covered by the options and the number of shares to be issued upon exercise of the maximum number of options authorized by the Plan will be reduced and the exercise price per share will be increased in proportion with the reverse split ratio. The numbers of shares authorized to be issued upon exercise of options under the Plan (currently 4,000,000) will be reduced proportionately, as well.

As of April     , 2010, the Company had              shares available for issuance under its 2005 Employee Stock Purchase Plan (the “ESPP”). Under the terms of the ESPP, if and when the proposed Reverse Stock Split becomes effective, depending on the Reverse Stock Split ratio selected by the Board, the number of shares still available for issuance under the ESPP, the maximum number of shares each participant may purchase each purchase period and the price per share will be adjusted proportionately.

As of April     , 2010, the Company had outstanding warrants to purchase              shares of common stock. Under the terms of these warrants, if and when the proposed Reverse Stock Split becomes effective, depending on the Reverse Stock Split ratio selected by the Board, the number of shares still available for issuance under the warrants and the price per share will be adjusted proportionately. Under the terms of our outstanding warrants, the Reverse Stock Split would result in a proportionate increase in the exercise price of the warrants, as well as a proportionate decrease in the number of shares issuable to the holders thereof upon exercise of the warrants.

No Dissenters’ Rights

Under applicable Colorado law, our shareholders are not entitled to dissenters’ or appraisal rights with respect to the approval of the proposed Amendment or the Reverse Stock Split.

Risk Factors Associated with the Reverse Stock Split

We cannot assure you that the Reverse Stock Split, if implemented, will have the desired effect of raising the price of our common stock over the long term. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•	the trading price per share of common stock after the Reverse Stock Split would rise in proportion to the reduction in the number of shares of common stock outstanding before the Reverse Stock Split;

•	the Reverse Stock Split would result in a per share price that would attract brokers and investors who do not trade in low-priced stocks; and

•

the market price per post-split share would either exceed or remain in excess of the $1.00 minimum bid price as required by NASDAQ or that we would otherwise meet the requirements for continued listing on NASDAQ.

The market price of our common stock would also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is consummated and the trading price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shareholders and shares that would be outstanding after the Reverse Stock Split.

We are contractually obligated to obtain written consent from both holders of Series 1 Warrants and Series 2 Warrants before effecting a reverse stock split; consequently, if we are unable to obtain these consents, our Board may determine not to implement the Reverse Stock Split, even if shareholder approval is obtained. If a Reverse Stock Split is implemented without the written consent of the Warrant holders, we may be subject to claims, damages or equitable remedies that could prove material in amount or nature.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material federal income tax consequences of the Reverse Stock Split and does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Stock Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. For example, the state and local tax consequences of the Reverse Stock Split may vary significantly as to each shareholder, depending upon the state in which he or she resides. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the shares of common stock before the Reverse Stock Split (“Old Shares”) were, and the shares of common stock after the Reverse Stock Split (“New Shares”) will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”) (i.e., generally, property held for investment). The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder. Each shareholder is urged to consult with his or her own tax advisor with respect to the tax consequences of the Reverse Stock Split.

No gain or loss should be recognized by a shareholder upon such shareholder’s exchange of Old Shares for New Shares pursuant to the Reverse Stock Split. The aggregate tax basis of the New Shares received in the Reverse Stock Split will be the same as the shareholder’s aggregate tax basis in the Old Shares exchanged therefor. The shareholder’s holding period for the New Shares will include the period during which the shareholder held the Old Shares surrendered in the Reverse Stock Split.

The Company’s view regarding the tax consequence of the Reverse Stock Split is not binding on the Internal Revenue Service or the courts. Accordingly, each shareholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the Reverse Stock Split.

Vote Required

The proposal to approve the Amendment and Reverse Stock Split and vesting authority with the Board to establish a reverse split ratio within the range of one-for-two to one-for-ten, or not to complete the Reverse Stock Split, in its discretion, will be approved if the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal.

Recommendation

The Board recommends that shareholders vote “FOR” the proposal to approve the Amendment and Reverse Stock Split and vesting authority with the Board to establish a reverse split ratio within the range of one-for-two to one-for-ten, or not to complete the Reverse Stock Split, in its discretion.

Unless marked otherwise, proxies received will be voted “FOR” Proposal No. 2.

Proposal No. 3 – APPROVAL OF WARRANT ANTI-DILUTION PROVISIONS

Overview

On February 3, 2010, we completed a registered direct offering (the “Financing Transaction”) of 3,500,000 shares of our common stock, Series 1 warrants to purchase up to 3,500,000 shares of common stock (the “Series 1 Warrants”) and Series 2 warrants to purchase up to 1,232,580 shares of common stock (the “Series 2 Warrants”). The securities were sold to two institutional investors. The initial exercise price of the Series 1 Warrants is $0.42 per share (as adjusted for any stock dividend, stock split, combination, reclassification or similar transaction, the “Series 1 Floor Price”), and they are exercisable from August 4, 2010 until August 4, 2015. The initial exercise price of the Series 2 Warrants is $0.3833 per share (as adjusted for any stock dividend, stock split, combination, reclassification or similar transaction, the “Series 2 Floor Price”), and they expire in May 2010. The Series 1 Warrants and Series 2 Warrants together constitute the “Warrants.”

In the event of (1) a stock dividend, (2) a stock split or (3) with certain customary exceptions, an issuance or deemed issuance by us of common stock (or securities convertible into common stock) at a per share price less than the then applicable Series 1 Floor Price or Series 2 Floor Price (a “Dilutive Event), then the Series 1 Warrant exercise price and Series 2 Warrant exercise price will, in the case of a stock dividend or stock split be adjusted proportionately, or in the case of a Dilutive Event be adjusted down (but not up) to that new issuance price; provided, however, that the exercise price of each Warrant will not be adjusted to be less than the Series 1 Floor Price (in the case of Series 1 Warrants) or the Series 2 Floor Price (in the case of Series 2 Warrants) without prior shareholder approval. In connection with any foregoing adjustment to the exercise price of a Warrant, the number of shares issuable upon exercise of that Warrant shall be increased or decreased proportionately, so that after such adjustment, the aggregate Warrant exercise price payable after the adjustment shall be same as the aggregate Warrant exercise price payable before the adjustment. Consequently, a reduction in the exercise price of a Warrant may result in an increase in the total number of shares issuable upon exercise of that Warrant.

In connection with the Financing Transaction, we agreed to seek shareholder approval of, and are now asking our shareholders to approve, these anti-dilution provisions, including adjustments of the Series 1 Warrant and Series 2 Warrant exercise prices below the Series 1 Floor Price, and the issuance of any additional shares of common stock resulting from or related to such adjustments.

Reasons for the Financing Transaction

As of December 31, 2009, our cash balance was approximately $1.2 million. In order to facilitate forecasted inventory purchases and general corporate expenses, our Board in January 2010 determined that it was in the best interests of the Company to raise additional funds through a registered direct offering of securities utilizing a shelf registration statement that had been declared effective in October 2009. On February 3, 2010, we completed a registered direct offering to two institutional investors of 3,500,000 shares of our common stock, Series 1 Warrants to purchase up to 3,500,000 shares of common stock and Series 2 Warrants to purchase up to 1,232,580 shares of common stock pursuant to a prospectus supplement dated January 29, 2010 and related base prospectus.

We believe that the Financing Transaction, which yielded net proceeds of approximately $1.2 million, provided needed capital to support our continuing operations, including purchase of additional inventory for sale in the near-term. We also believed that the anti-dilution protections afforded the Warrants were reasonable in light of market conditions and the size and type of the offering, and that we would not have been able to complete the sale of the securities unless such anti-dilution provisions were offered.

NASDAQ Shareholder Approval Requirements

We are submitting the Warrant anti-dilution provisions for shareholder approval pursuant to our written agreements with the two institutional investors who participated in the Financing Transaction, and with the Rule 5635 of the NASDAQ Marketplace Rules (“NASDAQ Rule 5635”), which contains the qualitative listing requirements applicable to NASDAQ Capital Market issuers, such as ICOP. Among other things, NASDAQ Rule 5635 requires shareholder approval prior to the issuance of securities when, in connection with a transaction other than a public offering, a listed company issues common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the book or market value of the stock. Warrants to purchase common stock may be excluded from the calculation if they have a per share exercise price equal to or greater than the consolidated closing bid price immediately preceding execution of the binding agreements, and if they are not exercisable for at least six months. In the Financing Transaction, the initial exercise price of the Series 1 Warrants was equal to or greater than the book or market value of our common stock on the relevant date (in this case, $0.42) and the Series 1 Warrants had a floor price of $0.42 per share, and the Series 1 Warrants are not exercisable for at least six months after issuance; consequently, the Series 1 Warrants were excluded from the 20% calculation under Nasdaq Rule 5635. Because the Series 1 Warrants were excluded from the calculation, and because the common stock and shares underlying the Series 2 Warrants issued in the Financing Transaction amounted to less than 20% of the common stock or voting power outstanding before the Financing Transaction, shareholder approval was not required before consummation of the Financing Transaction.

Nasdaq Rule 5635 mandates that unless we first obtain shareholder approval, in cases such as Dilutive Events, the Series 1 Warrant exercise price cannot be adjusted below the Series 1 Floor Price, and shares other than those currently issuable under the Warrants cannot be issued upon exercise of the Warrants.

No Dissenters’ Rights

Under applicable Colorado law, our shareholders are not entitled to dissenters’ or appraisal rights with respect to the approval of implementation of the Warrant anti-dilution provisions.

Summary of Terms of the Financing Transaction

Below is a summary of the terms of the Financing Transaction and the provisions of the transaction documents. The following summary is intended to provide you with certain information concerning the Financing Transaction; however, it is not a substitute for the Securities Purchase Agreement, the Series 1 Warrant, the Series 2 Warrant or the Placement Agent Warrant, each of which was attached as an exhibit to a Form 8-K current report filed by us on January 29, 2010. For additional information about the Financing Transaction, you may retrieve copies of the aforementioned documents from the SEC’s EDGAR database at www.sec.gov.

Pursuant to a Securities Purchase Agreement dated as of January 29, 2010, two institutional investors acquired of 3,500,000 shares of our common stock, Series 1 Warrants to purchase up to 3,500,000 shares of common stock and Series 2 Warrants to purchase up to 1,232,580 shares of common stock. The offering price was $0.3833 per fixed combination of one share of common stock, a Series 1 Warrant to purchase one share of common stock and a Series 2 Warrant to purchase 0.3521 shares of common stock.

The initial exercise price of the Series 1 Warrants is $0.42 per share, and the Series 1 Warrants may be exercised from August 4, 2010 until August 4, 2015. The initial exercise price of the Series 2 Warrants is $0.3833 per share, and each Series 2 Warrant is exercisable beginning February 3, 2010 for 90 business days.

If at the time a Warrant is exercised, the registration statement relating to the shares underlying the Warrants is not effective, or if the related prospectus is not available for use, then a holder of Warrants may elect to exercise Warrants using a net exercise (i.e., cashless exercise) mechanism. The Warrants are entitled to full-ratchet anti-dilution protections, and in connection with certain upward or downward adjustments to the exercise price of a Warrant, the number of shares issuable upon exercise of that Warrant shall be adjusted proportionately, so that after such adjustment, the aggregate Warrant exercise price payable after the adjustment shall be same as the aggregate Warrant exercise price payable before the adjustment; provided, however, that the exercise price of the Series 1 Warrants and Series 2 Warrants may not be reduced below the Series 1 Warrant Floor Price and the Series 2 Warrant Floor Price, respectively, without prior shareholder approval. If the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of the shares of common stock (the “Purchase Rights”), the holders of Warrants are entitled to acquire such Purchase Rights which the holders could have acquired if the holders had held the number of shares of common stock acquirable upon the complete exercise of the holder’s Warrants. The Company may not enter into certain fundamental transactions, including a merger or sale of all or substantially all of its assets, unless the successor entity assumes in writing all of the Company’s obligations under the Warrants. If certain fundamental transactions occur (such as a merger, consolidation, sale of substantially all of the Company’s assets, tender offer or exchange offer with respect to the Company’s common stock or reclassification of the Company’s common stock), at the holder’s request, the Company or the successor entity shall purchase the Warrants from the holder for an amount equal to the value of the unexercised portion of the Warrants that remain as of the time of such fundamental transaction based on the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. Until February 3, 2011, the investors have a right of first refusal with regard to any offer, issuance or sale of any equity security or any equity-linked or related security (including convertible securities such as convertible debt or preferred stock) by us, with certain limited exceptions. So long as Warrants are outstanding, we are contractually obligated to obtain written consent from both of the investors before effecting a reverse stock split, which consent we have not yet obtained as of the date of this Proxy Statement. The Warrants are not exercisable by a Warrant holder to the extent that such holder or any of its affiliates would beneficially own in excess of 4.9% of our common stock.

In connection with the Financing Transaction, we agreed to use our best efforts to (1) solicit shareholder approval of the Warrant anti-dilution provisions at a meeting to occur no later than June 15, 2010 and (2) cause our Board to recommend approval of the proposal. We also agreed that if shareholder approval is not obtained by June 15, 2010, we will cause additional shareholders meetings to be held each semi-annual period thereafter until shareholder approval is obtained or until shareholder approval is no longer required under the rules and regulations of the NASDAQ Capital Market or is no longer required to eliminate restrictions on adjustments to the exercise prices of the Warrants below the Series 1 Floor Price. In the Securities Purchase Agreement, we agreed that until such shareholder approval is obtained, we will not, directly or indirectly, issue or sell shares of our common stock for consideration per share less than the Series 1 Floor Price without the prior written consent of both institutional investors, subject to certain customary exceptions.

Chardan Capital Markets, LLC (the “Placement Agent”) acted as placement agent for the Financing Transaction. The Company paid the Placement Agent an aggregate fee of 7.0% of the gross proceeds from the Financial Transaction. The Placement Agent also received a five-year warrant (the “Placement Agent Warrant”) to purchase (i) a number of shares equal to 3.0% of the shares sold to the investors and (ii) warrants (substantially similar to a Series 1 Warrant) to purchase a number of shares equal to 3.0% of the number of shares underlying the Warrants sold to the investors (subject to reduction in number as necessary to comply with the overall 8% compensation limit pursuant to applicable guidelines of the Financial Industry Regulatory Authority). The Placement Agent Agreement requires us to indemnify the Placement Agent and certain of its affiliates against certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended, or to contribute to payments the Placement Agent may be required to make because of any of those liabilities.

The net proceeds from the Financing Transaction, after deducting the fee of the Placement Agent and other offering expenses, were approximately $1.2 million. The common stock and Warrants were offered and sold pursuant to a base prospectus and a prospectus supplement, both filed pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-162556).

Impact of the Warrant Anti-Dilution Provisions on Existing Shareholders

Before voting, each shareholder should consider that the Warrants, if exercised, may continue to provide capital that will be important to the continuing operations of the Company. As noted in “Reasons for the Financing Transaction,” additional cash was and is needed to more effectively manage our projected needs in 2010.

If the shareholders approve the Warrant anti-dilution provisions, then in the event of Dilutive Events, the Series 1 Warrant exercise price and the Series 2 Warrant exercise price may be adjusted below the Series 1 Floor Price, and additional shares may become issuable under the relevant Warrants. As a result, although exercise of the adjusted Warrants may still inject substantial capital into our accounts for use in sustaining our operations, the transactions would likely have a dilutive effect on our current shareholders whose aggregate percentage ownership in the Company may decline significantly.

The shares of common stock issued in connection with the Financing Transaction, including those shares of common stock underlying the Warrants, are registered under the Securities Act and, as a result, are freely tradable. The market price of our common stock could fall as a result of resales of an increased number of shares of common stock available for sale in the market.

Vote Required

The proposal to approve the Warrant anti-dilution provisions, including adjustments of the Series 1 Warrant and Series 2 Warrant exercise prices below the Series 1 Floor Price, and the related issuance of any additional shares of common stock resulting from or related to such adjustments, will be approved if the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal.

Recommendation

The Board recommends that shareholders vote “FOR” the proposal to approve the Warrant anti-dilution provisions, including adjustments of the Series 1 Warrant and Series 2 Warrant exercise prices below the Series 1 Floor Price, and the issuance of any additional shares of common stock resulting from or related to such adjustments.

Unless marked otherwise, proxies received will be voted “FOR” the Proposal No. 3.

Proposal No. 4 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Overview

The Audit Committee has engaged the registered public accounting firm of Cordovano and Honeck LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2010. Cordovano and Honeck LLP audited our financial statements for the years ended December 31, 2009 and 2008. Please refer to “Principal Accountant Fees and Services” above for information about fees and services paid to Cordovano and Honeck LLP in 2009 and 2008, and our Audit Committee’s pre-approval policies.

Representatives of Cordovano and Honeck LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Vote Required

The proposal to ratify the appointment of Cordovano and Honeck LLP as the Company’s independent registered public accounting firm to audit our financial statements for the year ending December 31, 2010 will be approved if the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal.

Recommendation

The Board recommends that shareholders vote “FOR” the proposal to ratify the appointment of Cordovano and Honeck LLP as the Company’s independent registered public accounting firm to audit our financial statements for the year ending December 31, 2010.

Unless marked otherwise, proxies received will be voted “FOR” the Proposal No. 4.

OTHER MATTERS

The Company knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matters properly come before the shareholders at the Annual Meeting, the persons named as proxies intend to vote the shares they represent as the Board may recommend.

SHAREHOLDER PROPOSALS

Shareholders may present proposals for action at a future meeting if they comply with SEC rules, state law and our Bylaws.

Shareholder Proposals to be Included in the Company’s Proxy Statement

To be considered for inclusion in proxy materials for our 2011 annual meeting of shareholders, a shareholder proposal must be received by the Company by                     , 2010.

Shareholder Proposals Not in the Company’s Proxy Statement

Shareholders may present proposals for action at this annual meeting or at another annual meeting of shareholders in accordance with the Company’s Bylaws. A shareholder must deliver timely notice of the proposed business to the Corporate Secretary. For purposes of our 2011 annual meeting of shareholders, to be timely, the notice must be received by the Company no earlier than      , and no later than     .

Discretionary Authority

The proxies to be solicited by us through our Board of Directors for our 2011 annual meeting of shareholders will confer discretionary authority on the proxy holders to vote on any shareholder proposal presented at the annual meeting if we fail to receive notice of the shareholder’s proposal for the meeting by                     , 2011.

ANNUAL REPORT ON FORM 10-K

On March 19, 2010, the Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2009. A copy of the Annual Report has been sent or made available concurrently with this Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. Our financial statements and management’s discussion and analysis of financial condition and results of operations are incorporated by reference to our Annual Report.

BY ORDER OF THE BOARD OF DIRECTORS

David C. Owen, Chairman and Chief Executive Officer

April , 2010
Lenexa, Kansas

APPENDIX A

FIFTH ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION

OF ICOP DIGITAL, INC.

ICOP Digital, Inc., a Colorado corporation (the “Corporation”), pursuant to the provisions of the Colorado Business Corporation Act, hereby amends its Articles of Incorporation, as filed with the Secretary of State on April 9, 1998 and amended on August 13, 2001, August 21, 2002, January 28, 2004 and November 12, 2004. This Fifth Articles of Amendment was adopted by vote of the Corporation’s Board of Directors on                 , 2010, and by vote of the Corporation’s shareholders on June 3, 2010.

Article FOURTH of the Articles of Incorporation shall be amended by adding a new Section (g), which shall read as follows:

“(g) Combination and Reverse Stock Split. Upon the filing and effectiveness of this amendment to this corporation’s Articles of Incorporation (the “Effective Time”) pursuant to Colorado law, each [*] shares of common stock issued and outstanding immediately prior to the Effective Time shall be combined into one validly issued, fully paid and nonassessable share of common stock, without any action by the holder thereof. This corporation will not issue fractional shares of common stock in connection with the combination; instead, each fractional share that would otherwise result from the combination shall be rounded up to one whole share of common stock. Each certificate representing shares of common stock outstanding as of the Effective Time will thereafter represent that corresponding number of post-combination shares. Each person holding a certificate or certificates representing shares of common stock as of the Effective Time shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of common stock to which such person is entitled as a result of the combination. The combination shall not increase, decrease or otherwise affect the authorized share capital of this corporation as described in Sections (a) and (f) of this Article FOURTH. ”

The (a) name or names, and (b) address or addresses, of any one or more of the individuals who are causing this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are:                  .

*	Shareholders are being asked to approve the combination of any number of our pre-split common stock between and including two and ten into one share of our post-split common stock. The Articles of Amendment filed with the Secretary of State of the State of Colorado will include the actual exchange ratio determined by our Board. The Board may also elect not to effect the Reverse Stock Split, in which case this amendment will be abandoned. In accordance with the resolution to be adopted by the shareholders, we will not implement any amendment providing for an exchange ratio outside the range described in this Proxy Statement.

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 AM Central Time on June 3, 2010.

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/ICOP • Follow the steps outlined on the secured website.
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board of Directors recommends a vote FOR the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:	For	Withhold		For	Withhold
01 - David C. Owen*	☐	☐	02 - Bryan Ferguson*	☐	☐
*A vote for nominee as a Class B Director, to serve until the 2013 Annual Meeting of Shareholders.

	For	Against	Abstain		For	Against	Abstain

2.    To approve an amendment of the Company’s articles of incorporation and related reverse stock split (the “Reverse Stock Split”) and vesting authority with the Board of Directors to establish a reverse split ratio within the range of one-for-two to one-for-ten and effect the Reverse Stock Split by July 12, 2010, or not to complete the Reverse Stock Split, in its discretion.

	☐	☐	☐

3.    To approve the anti-dilution provisions afforded to the Company’s Series 1 Warrants and Series 2 Warrants, including adjustments of the Series 1 Warrant and Series 2 Warrant exercise prices below the Series 1 Floor Price, which is $0.42 per share (as adjusted for any stock dividend, stock split, combination, reclassification or similar transaction), and the issuance of any additional shares of common stock resulting from or related to such adjustments.

					☐	☐	☐
4. To ratify the Audit Committee’s appointment of Cordovano and Honeck, LLP as our independent registered public accounting firm for the year ending December 31, 2010.	☐	☐	☐	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.	☐	☐	☐
B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

1UPX

015VUD

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — ICOP DIGITAL, INC.

16801 W. 116th Street

Lenexa, Kansas 66219

This Proxy is Solicited on Behalf of the Board of Directors

for the Annual Meeting of the Shareholders on June 3, 2010

The undersigned hereby appoints David C. Owen and Mickie R. Koslofsky, or each of them, as proxies, each with power of substitution, to vote for and on behalf of the undersigned at the Annual Meeting of the Shareholders of the Company to be held on June 3, 2010, and at any adjournment thereof, upon matters properly coming before the Meeting, as set forth in the related Notice of Annual Meeting and Proxy Statement, both of which have been accessed by the undersigned. Without otherwise limiting the general authorization given hereby, said proxies are instructed to vote as stated on the reverse side.

This proxy when properly executed will be voted in the manner directed herein by the undersigned holder. If no direction is made, this proxy will be voted “FOR” the nominees set forth herein and “FOR” Proposals #2, #3 and #4.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.